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                                                                EXHIBIT 10.36.1



                      FIRST AMENDMENT TO CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated as of August 20, 1998 is among: BRIGHAM OIL & GAS, L.P., a Delaware limited partnership (the "Borrower"); each of the Lenders (as defined in the Credit Agreement as hereinafter defined); and BANK OF MONTREAL, a Canadian bank (in its individual capacity, "BMO"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                R E C I T A L S

        A. The Borrower, the Agents, and the Lenders have entered into that certain Credit Agreement dated as of January 26, 1998 (the "Credit Agreement"), pursuant to which the Lenders have agreed to make certain loans and extensions of credit to the Borrower upon the terms and conditions as provided therein; and

        B. The Borrower, the Agents, and the Lenders now desire to make certain amendments to the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the parties hereto now agree as follows:

        Section 1. Certain Definitions. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein unless the context hereof otherwise requires.

        Section 2. Amendments to Credit Agreement.

        (a) Additional Defined Terms. Section 1.02 of the Credit Agreement is hereby amended and supplemented by adding the following new definitions, which are read in their entirety as follows:

            "First Amendment" shall mean that certain First Amendment to Credit Agreement dated as of August 20, 1998 among the Borrower, the Lenders and the Agent.

            "Indenture" shall mean that certain Indenture dated as of August 20, 1998 between Brigham Exploration, as the issuer of the Subordinated Debt, and Chase Bank of Texas, National Association, as the trustee.



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            "Securities Purchase Agreement" shall mean that certain Securities
        Purchase Agreement dated August 20, 1998 among Brigham Exploration, Enron Capital & Trade Resources Corp., and Joint Energy Development Investments II Limited Partnership, as agent for such purchasers regarding the Subordinated Debt.

            "Subordinated Debt" shall mean the Debt in the principal amount not to exceed $40,000,000 (plus up to an additional $10,000,000 for interest paid in kind pursuant to Section 9.02 of the Indenture) of Brigham Exploration incurred under the Indenture and expressly subordinated to the Indebtedness pursuant to the Subordination Agreement.

            "Subordination Agreement" shall mean that certain Intercreditor and Subordination Agreement dated as of August 20, 1998, and from time to time amended, among Enron Capital & Trade Resources Corp., Joint Energy Development Investments 11 Limited Partnership, and Bank of Montreal.

        (b) Section 2.03. Section 2.03 (a) is hereby deleted in its entirety, and the following is substituted therefor:

            "(a) The Aggregate Commitments shall at all times be equal to $65,000,000 until January 31, 1999 after which date it shall be equal to the lesser of (i) the Aggregate Maximum Credit Amounts after adjustments resulting from reductions pursuant to Section 2.03(b) hereof or (ii) the Borrowing Base as determined from time to time."

        (c) Section 2.07. Section 2.07(c) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

            "(c) Upon any redeterinination of the amount of the Borrowing Base in accordance with Section 2.08, if the redetermined Borrowing Base is less than the aggregate outstanding principal amount of the Loans plus the LC Exposure, then the Borrower shall within ninety (90) days (or such shorter period as hereinafter provided) of receipt of written notice thereof. (i) prepay the Loans in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment, provided however, that upon the first Borrowing Base determination such required prepayment shall be made on or before 30 days after such first Borrowing Base determination if such deficiency is ten percent (10%) or more of the Borrowing Base and (ii) if a Borrowing Base deficiency remains after prepaying all of the Loans because of LC Exposure, the Borrower shall pay to the Agent on behalf of the Lenders an amount equal to such Borrowing Base deficiency to be held as cash collateral as provided in
        Section 2.10(b) hereof."


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        (d) Section 7.21. Section 7.21 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

            "Restriction on Liens. Neither the Borrower nor any Subsidiary is a party to or subject to any agreement or arrangement (other than the Loan Documents, the documents described in Section 4.01 (a) through (d) of the Indenture, the Indenture, and any other documents permitted under Section 9.02(f)), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties."

        (e) Section 9.01. Section 9.01 of the Credit Agreement is hereby amended by adding the following new clause (i):

            "(i) Guarantees of the Borrower and its Subsidiaries which have executed prior and senior guarantees of the Indebtedness in form and substance satisfactory to the Agent, of the Subordinated Debt, which Guarantees are subordinated and otherwise in form and substance satisfactory to the Agent consistent with the Subordination Agreement."

        (f) Section 9.02. Section 9.02 of the Credit Agreement is hereby amended by adding the following new clause (f):

            "(f) Liens securing the Subordinated Debt or Guarantees permitted under Section 9.01(i) on Properties upon which prior Liens have been granted to secure the Indebtedness pursuant to documents in form and substance satisfactory to the Agent, provided such Liens (i) are subordinated and are otherwise in form. and substance satisfactory to the Agent consistent with the Subordination Agreement and (ii) do not directly or indirectly secure any Hedging Agreements."

        (g) Section 9.03. Section 9.03(j)(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

            "(a) to Brigham Exploration, Brigham, Inc., Brigham Holdings I, LLC and/or Brigham Holdings II, LLC

                 (i) to pay Federal or State taxes owing by any of them, payroll and payroll related taxes and other reasonable general and administrative expenses, or consisting of forgiveness of indebtedness, and

                 (ii) so long as no Borrowing Base deficiency exists or will be created thereby, no Event of Default or, with respect to Section 5.2(q), (r), (s) or (u) of the Guaranty Agreement of Brigham Exploration, Default, is in existence or will be created thereby, to enable Brigham Exploration to pay accrued and unpaid interest owing on the "Notes" (as defined in the Indenture)."


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        (h) Section 9.17. Section 9.17 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

            "Section 9.17 Negative Pledge Agreements. The Borrower will not and will not permit any Subsidiary to create, incur, assume or suffer to exist any contract, agreement or understanding (other than the Loan Documents) which in any way prohibits or restricts (i) the granting, conveying, creation or imposition of any Lien on any of its Property (other than the Indenture, the documents described in Section 4.01(a) through (d) of the Indenture, and any other documents permitted under
        Section 9.02 (f)) or (ii) any Subsidiary from paying dividends or making any other distribution to the Borrower or which requires the consent of or notice to other Persons in connection with any of the foregoing."

        (i) Article IX. Article IX is hereby supplemented by adding the following new section:

            "Section 9.19 Borrower as Operator. The Borrower will not and will not permit any of the Subsidiaries to voluntarily resign as operator of more than twenty-five percent (25%) of their currently operated Oil and Gas Properties unless the new operator is acceptable to the Majority Lenders."

        (j) Section 10.02 Section 10.02(a) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

            "(a) At any time during the continuance of an Event of Default other than one referred to in clauses (f), (g) or (h) of Section 10.01 or in clause (m) to the extent it relates to clauses (f), (g) or (h), the Agent, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower. Once an acceleration has been declared pursuant to the foregoing, no subsequent cure of the Event of Default shall negate such acceleration or the rights and remedies of the Agent and the Lenders with respect thereto without the express written consent of all of the Lenders."


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        Section 3. Conditions Precedent. This Amendment shall become binding upon the receipt by the Agent of the following documents and satisfaction of the other conditions provided in this Section 3, each of which must be satisfactory to the Agent in form and substance:

            (a) counterparts of this Amendment executed by the Borrower and the Lenders;

            (b) certificates of the Secretary or an Assistant Secretary of the Borrower and of the Guarantor setting forth for each of them (i) the resolutions of its board of directors with respect to the authorization to execute, deliver and perform this Amendment; (ii) the officer of such entity authorized to sign this Amendment, and (iii) the signature of such authorized officer of such entity;

            (c) evidence of the closing and concurrent funding of the Subordinated Debt pursuant to the Indenture and the equity issuance pursuant to the Securities Purchase Agreement;

            (d) a copy of the Securities Purchase Agreement and the Indenture and all documents executed with respect to the Subordinated Debt all in form and substance acceptable to the Lenders; and

            (e) A security agreement executed by Brigham Exploration in favor of the Agent granting a first-priority security interest in all of Brigham Exploration's right, title and interest to the ownership interests of Brigham Holdings I, LLC;

            (f) A security agreement executed by Brigham Inc. in favor of the Agent granting a first-priority security interest in all of Brigham Inc.'s right, title and interest in and to the ownership interests of Brigham Holdings II, LLC and the Borrower;

            (g) such other documents as Agent or its counsel may reasonably request.

Upon performance of such conditions satisfactory to the Agent, the Agent shall be deemed to have consented, on behalf of the Lenders, to the matters described in the preceding subsections (c), (d), (e) and (f).

        Section 4. Representations and Warranties. The Borrower hereby reaffirms that as of the effective date of this Amendment, the representations and warranties made by the Borrower in the Credit Agreement will be true and correct as though made on and as of the effective date of this Amendment, and further, the Borrower represents that no Default or Material Adverse Effect shall have occurred and be continuing on such date.

        Section 5. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or


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condition of the Credit Agreement or any of the other Loan Documents, or (b)
prejudice any right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the other Loan Documents. Except as expressly supplemented, amended or modified hereby, the terms and provisions of the Credit Agreement or any other Loan Documents are and shall remain in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling.

        Section 6. Governing Law. This Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

        Section 7. Descriptive Headings. etc. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

        Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

            NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SECTION 26.02

        THIS AMENDMENT AND OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES.


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BORROWER:                              BRIGHAM OIL & GAS, L.P.

                                       By:  Brigham, Inc., its General Partner



                                            By:      /s/ Craig M. Fleming
                                                -------------------------------
                                                     Craig M. Fleming
                                                     Vice President & Chief
                                                     Financial Officer


LENDER AND AGENT:                      BANK OF MONTREAL



                                       By:    /s/ Robert Roberts
                                              ---------------------------------
                                       Name:  Robert L. Roberts
                                       Title: Director, U.S. Corporate Banking



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